BY-LAWS
                                       OF

                          LEE ENTERPRISES, INCORPORATED
                          -----------------------------

                            (A Delaware corporation)
                           Effective January 23, 2002



                                    ARTICLE I

                                     OFFICES

                  SECTION 1. Principal Office. The principal office shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                  SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                  SECTION 1. Annual Meetings. An annual meeting of the stockholders of the corporation shall be held at such time and place within or without the State of Delaware as may be determined by the Board of Directors, and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other proper business, notice of which was given in the notice of the meeting.

                  SECTION 2.  Nomination of Directors and other business.

                  (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors may be made at a meeting of stockholders only
(x) by or at the direction of the Board of Directors, (y) by any person or persons authorized to do so by the Board or (z) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Any such nomination, other than those made by or at the direction of the Board or by persons authorized by the Board, shall be made pursuant to timely notice in writing to the Chairman of the Nominating Committee of the Board of Directors. Such stockholder's notice of a proposed nomination shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and as to the stockholder giving the notice, (v) the name and record address of such stockholder and (vi) the class and number of shares of the corporation which are beneficially owned by such stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein and unless qualified under the other provisions of these bylaws. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedure, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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

                  (b) To be properly brought before any annual or special meeting of stockholders, business must be either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board,
(y) otherwise properly brought before the meeting by or at the direction of the Board, or (z) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 2, provided, however, that nothing in this
Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. If the chairman of the meeting determines that such business was not properly brought before the meeting in accordance with the foregoing procedure, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                  (c) To be timely, a stockholder's notice of nomination or other business must be delivered to, or mailed and received at, the principal executive offices of the corporation, as to the annual meeting of stockholders, not later than the date fixed annually by the Board of Directors and set forth in the proxy statement for the preceding annual meeting. As to any other meeting such notice shall be given not less than 40 days nor more that 65 days prior to the meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made, whichever first occurs.

                  SECTION 3. Special Meetings. Special meetings of the stockholders may be held at such time and place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors or Chairman and President.

                  SECTION 4. Notice of Meetings and Adjourned Meetings. Unless otherwise provided by law, written notice of any meeting of the stockholders stating the place, date, hour and purpose or purposes of the meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed for all purposes to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of the stockholder as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 5. Record Date for Determination of Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the stock record books of the corporation shall not be closed, but the Board of Directors shall fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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

                  SECTION 6. Quorum. Except as otherwise provided by law or the Restated Certificate of Incorporation of the corporation, a quorum of all meetings of stockholders shall consist of the holders of record of stock representing a majority of the voting power of all classes of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum at any meeting or any adjournment thereof, a majority of the voting power of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 7. Organization. Meetings of the stockholders shall be presided over by the Chairman and President. If he or she is not present, a Vice President shall preside. In their absence or inability to act, another person designated by the Chairman and President shall preside. The Secretary of the corporation, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer shall choose any person present to act as secretary of the meeting.

                  SECTION 8. Voting. Except as provided in Section 9 or as otherwise provided by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to such number of votes as is specified, in respect of the class or series of capital stock held by such stockholder, in the corporation's Restated Certificate of Incorporation. Any vote of stock of the corporation may be given by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or his or her attorney thereto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three (3) years from its date unless said proxy provides for a longer period. Except as otherwise required by law or the Restated Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the voting power of all classes of stock of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may, but need not be, by ballot and a plurality of the votes cast thereat shall elect.

                  SECTION 9. Voting of Shares by Aliens. No more than twenty percent (20%) of the outstanding shares of stock of the corporation entitled to vote on any matter submitted to stockholders (including the election of directors) shall be voted, directly or indirectly, by or for the account of all aliens as a group. All references herein to "alien" shall include the representatives, associates and affiliates of such alien. The term "alien", "representative", "associate", and "affiliate" shall be defined as set forth in Subdivision (J) to Article FOURTH of the Restated Certificate of Incorporation of the corporation.

                  SECTION 10. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 11. Inspectors of Voting. Except as otherwise provided by statute, the Chairman and President or in his or her absence the chairman of the meeting, shall appoint one or more inspectors of voting for each meeting of stockholders.

                  SECTION 12. Meeting Procedures. Meetings of stockholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer's rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner including, without limitation, to adjourn any meeting and determine the date, time and place at which any adjourned meeting shall be reconvened, unless otherwise determined by the Board of Directors.

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
                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of such number as shall be fixed from time to time by resolution adopted at a meeting of the stockholders or as may be determined by the Board of Directors as hereinafter provided. The number of directors shall never be less than three (3). The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Following expiration of terms for which they were elected, each class of directors shall thereafter be elected for a three-year term. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall serve until a successor shall have been duly elected and qualified, except in the event of resignation, removal, death or other incapacity.

                  Directors need not be stockholders. No alien (including the representatives, associates and affiliates thereof) shall be eligible to serve as a director of the corporation. The terms "alien", "representative", "associate", and "affiliate", shall be defined as set forth in Subparagraph (J) to Article FOURTH of the Restated Certificate of Incorporation of the corporation.

                  A majority of the members of the Board of Directors then acting, but in no event less than one-third nor less than two (2) of the number of directors authorized, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

                  SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman and President or any two (2) directors by oral, telegraphic, facsimile or other written notice duly communicated to, served on, sent, or mailed to each director at his or her principal address as recorded in the records of the corporation not less than twenty-four (24) hours before such meeting. A meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

                  SECTION 3. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                  SECTION 4. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two (2) or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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

                  SECTION 5. Dividends. Subject always to the provisions of the law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

                  SECTION 6. Removal of Directors. A director may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors at a meeting of the stockholders called for that purpose.

                  SECTION 7. Indemnification of officers, directors, employees and aliens.

                  (a) Each officer, director, employee and agent of the corporation and each person serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified (including payment of expenses in advance) by the corporation to the full extent from time to time provided or authorized by the General corporation Law of the State of Delaware. This right of indemnification shall not be exclusive of other indemnification rights to which any such person may be entitled under contract, by-law, vote of stockholders or disinterested directors, policy of insurance or otherwise. The subsequent provisions of this By-law shall not limit or otherwise modify the foregoing provision.

                  (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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

                  (d) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (e) Any indemnification under subsections (b) and (c) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (b) and (c). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (f) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (g) The indemnification and advance of expenses provided by or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The corporation shall have authority to enter into indemnification agreements with its officers and directors, the terms of which shall be approved by the Board of Directors.

                  (h) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this section.

                  (i) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (j)  For  purposes  of  this  Section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit  plan;  and  references  to "serving at the request of the  corporation"
shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section. References to "actions" or "proceedings" shall include administrative or investigative inquiries as well as suits at law or in equity.

                  (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IV

                           OFFICERS, GROUPS AND STAFF

                  SECTION 1. Number. The Board of Directors at its first meeting after each annual meeting of the stockholders, or at any time thereafter, shall elect a Chairman and President (acting as Chief Executive Officer), one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may elect or appoint from time to time one or more Group Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary.

                  SECTION 2. Term and Removal. Each elective officer shall hold office until the next annual meeting of the Board of Directors, or until his or her successor is elected and qualifies. Each appointive officer shall hold office at the will of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled by the Board of Directors.

                  SECTION 3. Chairman and President. The Chairman and President shall be Chief Executive Officer of the corporation, shall preside at all meetings of the Board of Directors, and shall have general supervision of the business, affairs and property of the corporation and over its several officers, subject to the control of the Board of Directors. He or she shall be ex officio a member of all standing committees, other than the Audit and Executive Compensation Committees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall make recommendations to the Board of Directors with respect to corporate policies and other matters of importance which he or she believes should be submitted for Board consideration. He or she shall have all the powers usually vested in the office of a general manager and chief executive officer of a corporation. He or she shall have power to execute contracts and other documents on behalf of the corporation, under seal or otherwise, except as to those matters as may be specifically reserved to the Board of Directors by resolution adopted from time to time by the Board of Directors.

                  SECTION 4. Group Presidents. Each Group President shall be a corporate officer and within the limitations placed by the policies adopted by the Board of Directors or the Chairman and President, shall be the chief operating officer of the operating group assigned and shall in general supervise and control such business and affairs of the group and operations assigned thereto and perform such other duties as may be prescribed from time to time by the Chairman and President or the Board of Directors.

                  SECTION 5. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Chairman and President or the Board of Directors.

                  SECTION 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Chairman and President or the Board of Directors. He or she shall keep in safe custody the seal of the corporation and, when authorized to do so, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

                  SECTION 7. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-Laws; and, in general, perform all of the duties incident to the office of Treasurer and such other duties as shall from time to time be assigned to him or her by the Chairman and President or the Board of Directors.

                  SECTION 8. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers, if any, shall be elected or appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them by the Chairman and President or the Board of Directors.

                  SECTION 9. Establishment of Groups. The Board of Directors or the Chairman and President may cause the business of the corporation to be divided into one or more groups, based upon product or service, geographical territory, character and type of operations, or upon such other basis as the Board of Directors or the Chairman and President may from time to time determine to be advisable. A group shall operate under the authority and direction of a Group President and may operate under trade names approved for such purpose as may be authorized by the Board of Directors or the Chairman and President.

                  SECTION 10. Group Officers. The Group President of a group, after authorization by the Chairman and President, may appoint any number of group officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such group officer. Such officers shall have such authority as may from time to time be assigned by the Group President.

                  SECTION 11. Staff Officers. The Chairman and President may appoint any number of staff officers (who shall not, by virtue of such appointment, be corporate officers), and may remove any such staff officer as the Chairman and President may deem appropriate from time to time. Such officers shall have such authority as may from time to time be assigned by the Chairman and President.

                                    ARTICLE V

                 CERTIFICATES OF STOCK AND UNCERTIFICATED STOCK

                  SECTION 1. Certificates of Shares and Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of its common stock without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Shares of stock held by or for the account of aliens (including the representatives, associates, and affiliates thereof) shall be represented by "Foreign Share Certificates". The terms "alien", "representative", "associate" and "affiliate" shall be defined as set forth in Subparagraph (J) of Article FOURTH of the Restated Certificate of Incorporation of the corporation. All such other shares of stock shall be represented by either "Domestic Share
Certificates" or, in the case of uncertificated stock, by such written statements issued by the corporation in respect of uncertificated shares. All such certificates or written statements shall be in such form and design as the Board of Directors may approve and each certificate or written statement shall be signed by the Chairman and President or a Vice President and the Secretary or Assistant Secretary, and shall express on its face its number, date of issuance, the number of shares for which and the person to whom issued.

                  SECTION 2. Ownership, Control and Transfer of Shares. Not more than twenty percent (20%) of the outstanding shares of stock of the corporation shall at any time be owned or controlled, directly or indirectly, by or for the account of all aliens as a group. Shares of stock shall be transferable on the books of the corporation by the holder thereof in person or by duly authorized attorney upon the surrender of the certificate representing shares to be transferred, properly endorsed, or, in the case of uncertificated stock, by the registration of the transfer of the uncertificated shares on the books of the corporation by the holder thereof; provided, however, that shares of stock other than shares represented by foreign share certificates shall be transferable to aliens or any person holding for the account thereof only when the aggregate number of shares of stock owned by or for the account of all aliens as a group will not then be more than twenty percent (20%) of the number of shares outstanding. The Board of Directors may direct that, before shares of stock shall be transferred on the books of the corporation, the corporation may require information as to whether the proposed transferee is an alien or will own the stock for the account of an alien. The issuance or transfer of any of the shares of stock at any time outstanding to an alien contrary to the provisions of this Section shall be void. All references herein to "alien" shall include the representatives, associates and affiliates of such alien. The terms "alien", "representative", "affiliate", "associate", "control" and "person" shall be defined as set forth in Subparagraph (J) to Article FOURTH of the Restated Certificate of Incorporation of the corporation.

                  Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, or, in the case of uncertificated stock, by the registration of the transfer of the uncertificated shares and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares or uncertificated shares of the capital stock of the corporation.

                  The certificates of stock or written statement in respect of uncertificated shares shall be signed by the Chairman and President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. If a certificate of stock or written statement is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate or written statement may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate of stock or written statement shall have ceased to be such officer, transfer agent or registrar before such certificate of stock or written statement is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  SECTION 3. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

                  SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more Transfer Clerks or one or more Transfer Agents and one or more Registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                  SECTION 5. Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

                                   ARTICLE VI

                       BANK ACCOUNTS, CHECKS, LOANS, ETC.

                  SECTION 1. Bank Accounts and Checks. Such officers or agents of the corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors; and such officers or agents as from time to time shall be designated by the Board of Directors shall have authority to withdraw from time to time any or all of the funds of the corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of the corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors, regardless of whether the same are payable to the order of any officer or agent signing the same, until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company. The officers of the corporation or any of them shall from time to time certify to the banks or trust companies in which funds of the corporation are deposited, the signatures of the officers or agents of the corporation so authorized to draw against the same, and such signatures may include the signature of such certifying officer or officers.

                  SECTION 2. Loans. Such officers or agents of the corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the corporation from such banks or trust companies as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills receivable and other commercial paper and evidences of debt, at any time held by the corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or other written obligations of the corporation on such terms, and with such provisions as to the securities including the sale or disposition thereof, as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks or trust companies any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the corporation, and to that end to endorse, transfer and deliver the same. The officers of the corporation or any of them shall from time to time certify the signatures of the officers or agents so authorized, which may include the signature of such certifying officer or officers, to each bank or trust company so designated by the Board of Directors; and each such bank or trust company is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall have been received by such bank or trust company.

                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of October in each year and shall end on the thirtieth day of September next following, unless otherwise determined by the Board of Directors.

                                  ARTICLE VIII

                                 CORPORATE SEAL

                  The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware".

                                   ARTICLE IX

                                   AMENDMENTS

                  The By-Laws of the corporation shall be subject to alteration, amendment or repeal and new By-Laws not inconsistent with any provision of the Restated Certificate of Incorporation or statute may be made, either by the affirmative vote of the holders of record of stock representing a majority of the voting power of all classes of stock of the corporation present in person or by proxy at any annual or special meeting of the Stockholders and entitled to vote thereat, a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal to so make, alter, amend or repeal such By-Laws be included in the notice of such meeting of the Board or the Stockholders, as the case may be. By-Laws made, altered or amended by the Board may be altered, amended or repealed by the Stockholders at any annual or special meeting thereof.